Exhibit 99.1

Raymond James 27th Annual Institutional Investors Conference Douglas Donatelli Chief Executive Officer Barry Bass Chief Financial Officer

Legal Disclaimer Certain oral and written statements during this presentation regarding our objectives and strategies, anticipated operating results and future events (including the Company's anticipated earnings, FFO, AFFO, dividends, and ability to identify additional acquisition candidates) are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company's actual results or events might differ materially from those projected in the forward looking statements. Additional information concerning factors that could cause actual results or events to differ materially from those forward looking statements is contained in the Company's 2004 Annual Report on Form 10-K and described from time to time in the Company's other filings with the SEC. Many of these factors are beyond the Company's ability to control or predict. When relying on forward-looking statements to make decisions, investors should carefully consider the aforementioned factors as well as other uncertainties and events.

Overview

Company Overview Company Overview Founded in 1997 October 2003 IPO Acquire and operate industrial and flex properties in the southern Mid-Atlantic region Acquired approximately 7 million square feet since IPO, totaling $640 million in 27 separate transactions Current portfolio includes 56 properties totaling 9.2 million square feet Norfolk Business Center

Business Strategy Focus on niche Exploit local market knowledge and relationships Grow through selective acquisitions Drive occupancy at recently acquired properties Maximize rents Seek out selective development opportunities Recycle capital Greenbrier Technology Center II

Regional Focus Baltimore to Norfolk Some of the strongest real estate markets in the country Over 500 million square feet of flex/industrial ($35+ billion)1 Largest market is the Washington, DC metro area Fragmented market with substantial institutional and absentee ownership resulting in no dominant player Largest owner of flex/industrial properties in DC metro (2.3% of market) Source: Delta Associates Girard Place Girard Place

Balanced Portfolio At IPO At IPO At IPO Pro Forma1 Pro Forma1 Pro Forma1 Square % of % of Square % of % of Market Feet (mm) Portfolio Base Rent Feet (mm) Portfolio Base Rent Washington, DC 1,078 48% 48% 4,733 51% 61% Norfolk 727 32% 31% 2,922 32% 22% Baltimore 447 20% 21% 816 9% 9% Richmond 0 0% 0% 752 8% 8% Total 2,252 100% 100% 9,223 100% 100% Includes recently acquired properties

Property Focus Pursue industrial and flex properties in target markets that generally meet the following investment criteria: established locations; smaller transaction size; and under-managed and under-leased assets with below market rents Ability to add value through hands-on management Also target properties that can be converted and/or expanded, in whole or in part, to a higher use Reputation and market relationships yielding off-market transactions

Recent Acquisition Activity Linden Business Center 2000 Gateway Blvd Glenn Drive

Additional accretive acquisitions Leasing vacancy/renewals at rental rate increases 2000 Gateway Boulevard Over one million square feet of development by right Capital recycling Drivers of Future Growth Sterling Park Business Center

Case Study - 1400 Cavalier Boulevard Located within the Cavalier Industrial Park inside the southwestern I-64 loop with convenient access to I-64 and I-264 Acquired 94% occupied; occupancy now 100% Renewing leases at significantly higher rents Seven acres of developable land that can accommodate over 100,000 sq. ft. of additional distribution space 1400 Cavalier Boulevard

Case Study - Windsor at Battlefield Acquired in December 2004 at ~53% occupancy Cleaned up space that had been vacant for over 3 years and improved marketing Property is currently 83% leased, generating an 8.1% return based on the leases in place Expected to generate a 10%+ return when stabilized Windsor at Battlefield Windsor at Battlefield

Deep local market knowledge average over 20 years of real estate experience, primarily in the Washington, D.C. area longstanding local relationships Strong corporate governance Total shareholder return of over 21% in 2005 Significant insider ownership aligns management with shareholders Experienced Management Team

Market Overview

Our Markets Property owned at Q2 2005 Washington, D.C. One of the largest, most diverse economies in the nation Private sector supported by procurement spending of the U.S. Government Government spending tempers the negative impact of national economic cycles Baltimore Major trade and distribution center Strong employment growth in wholesale and retail trade Recent Acquisitions

Our Markets Property owned at Q2 2005 Norfolk Home to Norfolk Naval Base, the largest military station in the world Larger percentage of federal government employees than Washington, D.C. Port of Norfolk is fastest growing port on the East Coast Richmond Capital of Virginia Major East Coast thoroughfare Home to seven Fortune 500 companies Also smaller to mid-sized tenants Recent Acquisitions Norfolk Area

Financial Overview

Operating Results Since IPO 2004 2004 2004 2004 2005 2005 2005 2005 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Same-Property NOI Growth Accrual 4.0% 3.6% 4.6% 10.1% 8.6% 7.5% 9.6% 0.7% Cash 4.0% 3.5% 3.0% 12.4% 10.3% 8.4% 11.0% 0.6% FFO/Share $0.24 $0.25 $0.29 $0.30 $0.36 $0.39 $0.411 $0.401 Year over year FFO/Share Growth (%) 50.0% 56.0% 41.4% 33.3% Dividend/Share Growth (%) 5.0% 9.5% 13.0% 5.8% 5.5% 3.4% 3.3% Quarter-End Occupancy 90.0% 91.0% 95.0% 94.0% 94.2% 94.9% 93.4%2 94.0%2 # of Properties 17 33 34 39 40 43 46 52 Square Footage (mm) 2.8 4.4 4.5 5.3 5.4 6.2 7.0 8.3 Excluding termination fee income and one-time charges. 87.7% and 89.3% including 2000 Gateway Boulevard in 3Q05 and 4Q05 respectively.

Leasing Analysis Square Feet Absorption Tenant retention rate of 84% and 85% in 2004 and 2005 Average capital cost on renewals of $0.51/sf in 2005 Average rental rate increase on renewals of 4.2% in 2005

471 tenants in 581 leases 80% of leases are less than 15,000 square feet Smaller tenants pay an average 25% premium over larger tenants Tenant Mix Based on annualized rent at December 31, 2005

Strong Balance Sheet 1. Includes equity offering and Q1 acquisitions.

Focused operating philosophy High quality assets with strong tenant base Successful track record Balanced internal and external growth Well-positioned balance sheet Experienced management with track record of creating value Investment Highlights